Exhibit 99.1

INVESTORS FINANCIAL SERVICES CORP. ANNOUNCES FOURTH QUARTER EARNINGS UP 71% AND OVER $1 TRILLION IN ASSETS PROCESSED

Contact:                                                  John N. Spinney, Jr.

(617) 937-3500

john.spinney@ibtco.com

BOSTON, MA, January 22, 2004 - Investors Financial Services Corp. (Nasdaq: IFIN) reported fourth quarter diluted earnings per share of $0.48, an increase of 71% from $0.28 in the fourth quarter of 2002.  Net income for the fourth quarter was $31.9 million, up 74% from $18.3 million in the fourth quarter of 2002.  For the year ended December 31, 2003, the Company reported diluted operating earnings per share of $1.49, an increase of 43% from $1.04 per share in 2002.  Net operating income for the year was $99.0 million, up 44% from $68.9 million in 2002. Prior year diluted earnings per share reflect the two-for-one stock split which occurred on June 14, 2002.

Diluted operating earnings per share and net operating income for the year ended December 31, 2003 exclude a $7.2 million charge, net of federal income tax benefit, that resulted from a retroactive change in Massachusetts tax law enacted in the first quarter of 2003 and the Company’s subsequent settlement of the resulting tax assessment with the Massachusetts Department of Revenue.  The change in tax law disallowed a dividends received deduction taken by Investors Bank & Trust Company on dividends it had received since 1999 from a wholly-owned real estate investment trust. In the second quarter of 2003, the Company settled this disputed tax issue, agreeing to pay 50% of the liability, resulting in the $7.2 million charge, net of federal income tax benefit.

This press release includes both an income statement based on GAAP and a reconciliation of the GAAP income statement to a pro forma operating income statement that excludes the $7.2 million charge described above. Management believes that operating earnings per share and net operating income, which exclude the charge, present a more useful depiction of the Company’s actual results of operations because they exclude the effect of a one-time change in tax law that is unrelated to the Company’s ongoing operations. Including the $7.2 million charge, the Company recorded GAAP net income for the year ended December 31, 2003 of $91.8 million and GAAP diluted earnings per share of $1.38.

Kevin J. Sheehan, Chairman and Chief Executive Officer, commented,  “2003 represented another outstanding year for Investors Financial Services. We delivered impressive growth in both revenue and net income, driven by new business wins, stronger capital markets and prudent expense management. In addition, our assets under administration exceeded $1 trillion for the first time. The current improving market conditions and the leverage inherent in our business model make us confident in our ability to deliver growth in earnings per share of 25% in 2004.”

Net operating revenue for the fourth quarter grew 18% to $132.9 million from $112.4 million for the same period in 2002. Revenue from core services such as global custody, multicurrency accounting and mutual fund administration grew to $70.1 million for the fourth quarter, up 19% from $58.7 million for the same period in the prior year. Revenue from value-

added services including securities lending, foreign exchange and cash management sweep services increased to $20.8 million for the quarter, up 30% from $16.0 million in the fourth quarter of 2002. Net interest income, which arises from investing deposits generated by clients, grew 12% to $41.3 million for the fourth quarter of 2003 from $36.9 million for the same period in 2002. Operating expenses for the fourth quarter of 2003 were $86.3 million, consistent with the same period in 2002. Assets processed for clients totaled approximately $1,057 billion at December 31, 2003 compared to $785 billion at December 31, 2002.

Net operating revenue for the year ended December 31, 2003 increased 11%, to $489.1 million from $439.9 million in 2002.  Revenue from core services grew to $254.2 million in 2003, up 10% from $231.5 million in the prior year.  Revenue from value-added services increased 22% to $79.4 million in 2003 from $64.9 million in 2002.  Net interest income increased 8% to $152.9 million in 2003 from $141.0 million in 2002.  Operating expenses were $344.9 million for the full year, consistent with $341.4 million in 2002.

Today the Company also announced that its Board of Directors declared an increase in the cash dividend on its common stock to $0.0175 per share from $0.0150 per share.  The dividend is payable February 16, 2004 to stockholders of record as of January 30, 2004.

Investors Financial will broadcast a conference call, via the Internet, today, January 22, 2004 at 9:00 a.m. EST. The call will be accessible on Investors Financial’s home page at http://www.ibtco.com.  The conference call will also be available via telephone at (719) 457-2665, confirmation code 722839.  Recorded replays of the conference call will be available on the website and by dialing (719) 457-0820, confirmation code 722839.

Investors Financial Services Corp. provides services for a variety of financial asset managers including mutual fund complexes, investment advisors, banks, and insurance companies.  Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services including global custody, multicurrency accounting, and mutual fund administration, as well as value-added services including securities lending, foreign exchange, and cash management.  Offices are located in the United States, Canada, Cayman Islands, and Ireland.  Visit Investors Financial on the web at http://www.ibtco.com.

This news release contains forward-looking statements (statements that are not historical facts). These statements, such as Mr. Sheehan’s statement regarding the Company’s earnings per share growth for the year ending December 31, 2004, are based upon certain assumptions and estimates that might not be realized. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the performance of global financial markets, changes in interest rates, changes in the relationship between long-term and short-term interest rates, regulatory actions affecting the Company’s clients and the Company’s ability to continue to manage its costs.  Additional factors that could also affect actual results are set forth under the heading “Certain Factors That May Affect Future Results” in the Company’s Form 10-Q for the quarter ended September 30, 2003 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Investors Financial Services Corp.
Condensed Consolidated Statements of Income (unaudited)
(Dollars in thousands, except share data)

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2003	2002	2003	2002
Net Interest Income
Interest income	$246,063	$247,847	$66,159	$62,882
Interest expense	93,180	106,801	24,903	25,967
Net interest income	152,883	141,046	41,256	36,915

Noninterest Income
Asset servicing fees	333,586	296,395	90,918	74,682
Other operating income	2,607	2,449	743	804
Total noninterest income	336,193	298,844	91,661	75,486
Net operating revenue	489,076	439,890	132,917	112,401

Operating Expenses
Compensation and benefits	186,932	192,785	43,623	45,966
Technology and telecommunications	38,914	42,190	9,894	12,120
Transaction processing services	33,299	33,713	9,675	7,635
Occupancy	29,218	25,602	7,398	7,355
Depreciation and amortization	27,971	16,357	7,738	5,178
Professional fees	11,189	11,829	2,299	3,251
Travel and sales promotion	4,822	5,819	1,507	1,602
Other operating expenses	12,576	13,100	4,175	3,144
Total operating expenses	344,921	341,395	86,309	86,251

Income before income taxes	144,155	98,495	46,608	26,150
Provision for income taxes	52,395	29,549	14,684	7,845
Net Income	$91,760	$68,946	$31,924	$18,305

Earnings per share (basic)	$1.41	$1.07	$0.49	$0.28

Earnings per share (diluted)	$1.38	$1.04	$0.48	$0.28

Certain amounts in prior period financial statements have been reclassified to conform to the current period  presentation.

Share Information (unaudited)

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2003	2002	2003	2002

Common Stock Outstanding	65,436,788	64,755,042	65,436,788	64,755,042

Weighted Average Basic Shares	65,098,960	64,429,592	65,306,548	64,626,718

Weighted Average Diluted Shares	66,475,462	66,371,694	66,909,373	66,286,558

Investors Financial Services Corp.
Condensed Consolidated Balance Sheets (unaudited)
(Dollars in thousands, except share data)

	December 31, 2003	December 31, 2002

Assets
Cash and due from banks	$39,689	$14,568
Securities held to maturity (approximate fair value of $4,308,578 and $3,460,754 at December 31, 2003 and 2002, respectively)	4,307,610	3,438,689
Securities available for sale	4,296,637	3,272,465
Nonmarketable equity securities	50,000	50,000
Loans, less allowance for loan losses of $100 at December 31, 2003 and 2002	199,530	143,737
Accrued interest and fees receivable	72,816	67,261
Equipment and leasehold improvements, less accumulated depreciation of $47,683 and $25,402 at December 31, 2003 and 2002, respectively	76,420	74,869
Goodwill, net	79,969	79,969
Other assets	101,901	73,916
Total Assets	$9,224,572	$7,215,474

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand	$334,823	$384,461
Savings	3,682,295	2,858,457
Time	190,000	90,000
Total deposits	4,207,118	3,332,918

Securities sold under repurchase agreements	3,258,001	2,301,974
Short-term and other borrowings	1,098,087	741,107
Due to brokers for open trades payable	—	286,843
Junior subordinated deferrable interest debentures	24,774	—
Other liabilities	95,757	85,676
Total liabilities	8,683,737	6,748,518

Commitments and contingencies	—	—

Company-obligated, mandatorily redeemable, preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures of the Company	—	24,000

Stockholders’ Equity:
Preferred stock, par value $0.01 (shares authorized: 1,000,000; issued and outstanding: none at December 31, 2003 and 2002)	—	—
Common stock, par value $0.01 (shares authorized: 100,000,000 at December 31, 2003 and 2002, respectively; issued and outstanding: 65,436,788 and 64,775,042 at December 31, 2003 and 2002, respectively)	655	648
Surplus	242,662	233,337
Deferred compensation	(1,076)	(1,599)
Retained earnings	286,138	198,282
Accumulated other comprehensive income, net	13,006	12,288
Treasury stock, at cost (26,508 and 10,814 shares at December 31, 2003 and 2002, respectively)	(550)	—
Total stockholders’ equity	540,835	442,956
Total Liabilities and Stockholders’ Equity	$9,224,572	$7,215,474

Investors Financial Services Corp.
Average Balance Sheet (unaudited)
(Dollars in thousands)

	Three Months Ended December 31, 2003			Three Months Ended December 31, 2002
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$27,043	$67	0.99%	$18,033	$60	1.33%
Investment securities(1)	8,184,269	65,165	3.18%	6,249,656	61,939	3.96%
Loans	146,730	927	2.53%	110,833	883	3.19%
Total interest-earning assets	8,358,042	66,159	3.17%	6,378,522	62,882	3.94%
Allowance for loan losses	(100)			(100)
Noninterest-earning assets	489,075			417,129
Total assets	$8,847,017			$6,795,551
Interest-bearing liabilities:
Deposits:
Savings	$3,419,895	$11,112	1.30%	$2,383,718	$10,480	1.76%
Time	4,696	9	0.77%	—	—	—
Securities sold under repurchase agreements	3,269,592	6,986	0.85%	2,657,786	7,278	1.10%
Subordinated debt/ Trust preferred stock(2)	24,774	605	9.77%	24,000	580	9.67%
Other borrowings(3)	965,579	6,191	2.56%	783,881	7,629	3.89%
Total interest-bearing liabilities	7,684,536	24,903	1.30%	5,849,385	25,967	1.78%
Noninterest-bearing liabilities:
Demand deposits	273,129			188,582
Savings	124,416			135,543
Noninterest-bearing time deposits	127,065			90,000
Other liabilities	119,127			104,175
Total liabilities	8,328,273			6,367,685
Equity	518,744			427,866
Total liabilities and equity	$8,847,017			$6,795,551
Net interest income		$41,256			$36,915
Net interest margin(4)			1.97%			2.31%
Average interest rate spread(5)			1.87%			2.16%
Ratio of interest-earning assets to interest-bearing liabilities			108.76%			109.05%

(1)          Average yield/cost on available for sale securities is based on amortized cost.

(2)          Effective October 1, 2003, the Company adopted the provisions of FIN 46, which resulted in a deconsolidation of Investors Capital Trust I, the trust that holds the trust preferred securities.

(3)          Interest expense includes prepayment fees of $2.0 million for 2003 and $2.6 million in 2002.

(4)          Net interest income divided by total interest-earning assets.

(5)          Yield on interest-earning assets less rate paid on interest-bearing liabilities.

Investors Financial Services Corp.

(Dollars in thousands)

Asset servicing fees by service lines (unaudited):

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2003	2002	2003	2002
Core service fees:
Custody, accounting and administration	$254,225	$231,520	$70,074	$58,662

Ancillary service fees:
Foreign exchange	36,501	24,469	10,517	5,763
Cash management	20,884	16,974	5,097	4,611
Investment advisory	11,777	11,909	2,886	2,886
Securities lending	8,903	11,328	1,985	2,723
Other	1,296	195	359	37
Total ancillary service fees:	79,361	64,875	20,844	16,020
Total	$333,586	$296,395	$90,918	$74,682

Reconciliation of financial measures (unaudited):

The following table presents a reconciliation between earnings presented on the face of our Condensed Consolidated Statements of Income included with this earnings release and the non-GAAP measure of net operating income referenced in this earnings release (dollars in thousands):

GAAP Earnings (unaudited)

	For the Year Ended December 31,		For the Three Months Ended December 31,
	2003	2002	2003	2002

Income before taxes	$144,155	$98,495	$46,608	$26,150
Provision for income taxes	52,395	29,549	14,684	7,845
Net Income	$91,760	$68,946	$31,924	$18,305
Earnings per share:

Basic	$1.41	$1.07	$0.49	$0.28

Diluted	$1.38	$1.04	$0.48	$0.28

Pro Forma Operating Earnings (unaudited)

	For the Year Ended December 31,			For the Three Months Ended December 31,
	2003		2002	2003	2002

Income before taxes	$144,155		$98,495	$46,608	$26,150
Provision for income taxes	45,195	(1)	29,549	14,684	7,845
Net Operating Income	$98,960		$68,946	$31,924	$18,305
Operating earnings per share:

Basic	$1.52		$1.07	$0.49	$0.28

Diluted	$1.49		$1.04	$0.48	$0.28

(1)          Provision for income taxes for the year ended December 31, 2003 excludes a $7.2 million charge, net of federal income tax benefit, that resulted from a retroactive change in Massachusetts tax law enacted in the first quarter of 2003 and the Company’s subsequent settlement of the resulting tax assessment with the Massachusetts Department of Revenue.  The effect of the exclusions is an increase in net income of $0.11 per diluted and basic share.